IQST – IQSTEL Sparks Rapid Global Fintech Expansion with GlobeTopper Acquisition — Fast-Tracking $1 Billion Growth Plan

New York, NY – May 29, 2025 – IQSTEL Inc. (NASDAQ: IQST), a rapidly expanding multinational leader in telecommunications and emerging technologies, proudly announces the execution of a definitive agreement to acquire 51% of GlobeTopper (GlobeTopper.com) — a dynamic fintech innovator with operations across America, Europe, and Africa. The transaction becomes effective July 1, 2025, marking a transformative milestone in IQSTEL’s journey toward becoming a $1 billion revenue corporation.

This milestone follows the signing of a Memorandum of Understanding (MOU) on March 21, 2025, and reinforces IQSTEL’s strategic vision to scale its high-tech fintech footprint globally.

GlobeTopper’s Vision and Forecasts

GlobeTopper’s strong market positioning is evident in its current standalone performance — planning to generate over $65 million in profitable revenue in 2025 alone. Its financial outlook for the next three years reflects steady growth and operational momentum.

Strategic Vision: A Masterpiece Commercial Move

IQSTEL’s decision to acquire GlobeTopper is rooted in a bold and deliberate strategic vision.

“We didn’t just acquire a company—we partnered with a growth engine,” said Leandro Iglesias, CEO of IQSTEL.

“Our goal is to take GlobeTopper’s innovative fintech products and services and scale them globally through IQSTEL’s powerful commercial platform — which already reaches over 600 of the largest telecom operators around the world.”

In parallel, GlobeTopper’s existing client base — including prominent multinational brands — opens the door for IQSTEL to expand its reach into new sectors, allowing deeper penetration into the enterprise and global brand markets.

“We believe the potential for growth is massive,” Iglesias continued. “This isn’t just an acquisition — it’s a masterpiece commercial move that brings together two agile organizations and sets the stage for something extraordinary.”

Together, IQSTEL and GlobeTopper will lead the next wave of convergence between fintech and telecommunications in high-value markets across Africa, Europe, and the Americas.

Strategic Synergy and Ongoing Leadership

As part of the transaction, Craig Span will continue in his role as CEO of GlobeTopper, ensuring leadership continuity and seamless integration into IQSTEL’s Fintech Division.

“This partnership with IQSTEL marks a new era for GlobeTopper,” said Craig Span, CEO of GlobeTopper.

“We’re incredibly excited to join forces with a Nasdaq-listed company that shares our vision, values, and ambition. With IQSTEL’s support, we’re ready to fast-track our growth and become a major player in the global fintech space.”

GlobeTopper will collaborate with GlobalMoneyOne.com, co-developing a 3-year business plan to position itself as a top-tier player in the global fintech ecosystem.

Accelerating Toward $1 Billion

“We’ve helped subsidiaries scale before, and we’re doing it again with GlobeTopper,” said Iglesias.

“This deal puts us firmly on track to reach a $400 million revenue run rate and achieve our targeted 80% telecom / 20% tech revenue mix by the end of this year.”

This acquisition strengthens IQSTEL’s position as a high-margin, tech-focused growth platform, advancing its $1 billion revenue goal by 2027.

Transaction Highlights

The transaction is valued at up to $700,000, structured to align performance with shareholder value:

• $200,000 in staged cash payments

• $500,000 in restricted IQSTEL common stock, issued at a 20% discount to the 5-day VWAP prior to closing

• Performance-based Earn-Outs:

• 50% of EBITDA growth in Year 1 (paid in IQSTEL shares)

• 50% of EBITDA growth in Year 2 (paid in IQSTEL shares)

• Earn-out shares priced at a 20% discount to the higher of the 5-day VWAP.

Additionally, IQSTEL plans to invest up to $1.2 million over the next 2 years to accelerate GlobeTopper’s growth and product roadmap. This investment is contingent upon GlobeTopper meeting specific quarterly financial targets, ensuring performance-driven alignment throughout the integration.

What’s Next

With GlobeTopper now part of the IQSTEL family, the company is moving faster and stronger toward its vision. IQSTEL remains laser-focused on scaling high-tech divisions, expanding its global footprint, and maximizing shareholder value.

“We’re building something big” added Iglesias — and the entire IQSTEL ecosystem is gaining powerful momentum”

About GlobeTopper

GlobeTopper (GlobeTopper.com) is a leader Fintech company specializing in advanced B2B Top-Up solutions, enabling seamless cross-border financial transactions to something more along the lines of ‘global Fintech company specializing in the provision of B2B digital prepaid products with a unique focus on gift card programs and services. With a solid track record and a scalable, profitable business model, GlobeTopper is poised for exponential growth under IQSTEL's leadership.

The details of this acquisition will be disclosed in an upcoming Form 8-K filing.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

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These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com